EXHIBIT 99.1

FOR IMMEDIATE RELEASE

3/23/2005

Altiris to Broaden Security Management Offerings with Acquisition of Pedestal Software

Altiris will be first systems management company to incorporate system security audit and compliance into IT lifecycle management portfolio

Media Contact	Investor Contact
Susan Richards	Erica Abrams
Altiris, Inc.	Blueshirt Group
801.805.2783	415.217.7722
srichards@altiris.com	erica@blueshirtgroup.com

Altiris, Inc. (Nasdaq: ATRS), a pioneer of IT lifecycle management solutions that reduce the total cost of owning IT resources, today announced that it has signed a definitive agreement to acquire privately held Pedestal Software, a recognized leader in vulnerability management solutions. Under the terms of the acquisition, Altiris will pay $65.0 million (net) in cash for all outstanding shares of Pedestal and will assume Pedestal options. The transaction, which is subject to customary closing conditions, is expected to close by the end of March.

Pedestal Software SecurityExpressions™ has been chosen by some of the world’s leading financial service providers, insurance organizations, healthcare providers and government institutions to implement a proactive system security stance. The acquisition expands the Altiris® technology portfolio for security management, and positions Altiris to bridge the gap between security and operations, bringing systems into compliance with established security policies. The acquisition also gives Altiris new entry-point and cross-sell opportunities.

“Our customers are recognizing the importance of proactive system security,” said Greg Butterfield, president and CEO, Altiris. “The acquisition of Pedestal Software gives us two important security management capabilities. First, customers can quickly understand their security posture; and second, it allows customers to easily define a security stance and proactively enforce compliance with system security policies. Pedestal software, when combined with Altiris Patch Management Solution™, network quarantine and recovery, can help customers improve security while reducing the cost of security management.”

Jim Geary, president and CEO, Pedestal Software, said, “Altiris solutions are a perfect complement to Pedestal Software’s vulnerability management offerings. This combination creates a top-to-bottom security management solution for one of the market’s most critical pain points. In addition, we expect that our ability to leverage the Altiris brand and channel will help drive our security audit and compliance solutions and accelerate our growth to the front of the market.”

Upon closing the transaction, Altiris intends immediately to begin integrating the Pedestal products into its existing partner and distribution channels and then scale the Pedestal business in the second half of 2005. Revenue from the transaction is expected to be in the range of $17-18 million in fiscal year 2005. The acquisition is expected to be accretive in the beginning of the third quarter of 2005 and fiscal year 2005. Altiris will provide more details of the financial impact of this transaction in conjunction with its first quarter earnings call in April.

According to Gartner research, “The elimination of desktop, server and network vulnerabilities requires a coordinated effort between the IT security and operations groups. Because the majority of desktop and server vulnerabilities are caused by missing patches and configuration errors, an effective vulnerability management program requires:

•	Defining security configuration policies

•	Evaluating and auditing the environment with respect to those policies

•	Marshaling resources to fix configuration errors and eliminate their root causes”*

Altiris intends to continue to sell and support Pedestal Software SecurityExpressions and AuditExpress™ as standalone solutions. Immediately after closing, Altiris will integrate the Pedestal Software technology with other Altiris IT lifecycle management solutions, resulting in an Altiris Security Management Suite™ for desktops and servers. Details on Pedestal Software solutions and price promotions for customers and partners will be unveiled at ManageFusion in Las Vegas, April 5-7.

Both SecurityExpressions and AuditExpress support heterogeneous environments including Windows, UNIX and Linux desktops, laptops and servers. Pedestal Software solutions audit the seven major system security areas including system security configuration settings, security patches, antivirus status, personal firewall status, industry-known vulnerabilities, unauthorized software and unauthorized hardware. SecurityExpressions supports industry-standard best practices developed by experts such as NSA, NIST, CIS, SANS, Microsoft and others, as well as customized and home-grown system security polices.

Altiris, Inc. will broadcast a conference call and corresponding Webcast to discuss the proposed acquisition today, March 23, 2005 at 8:30 a.m. Eastern Time. Interested parties may access the live call by dialing 800-240-5318. A live Webcast of the call will be available on the Investor Relations section of the company’s corporate website at http://phx.corporate-ir.net/phoenix.zhtml?c=131071&p=irol-irhome. For those unable to listen to the live call or Webcast, a replay of the call will also be available on www.altiris.com, or by dialing 800-405-2236 and entering passcode 11027153.

About Altiris

Altiris, Inc. is a pioneer of IT lifecycle management software that allows IT organizations to easily manage desktops, notebooks, thin clients, handhelds, industry-standard servers, and heterogeneous software including Windows, Linux and UNIX. Altiris automates and simplifies IT projects throughout the life of an asset to reduce the cost and complexity of management. Altiris client and mobile, server, and asset management solutions natively integrate via a common Web-based console and repository. For more information, visit www.altiris.com.

About Pedestal

Pedestal Software Inc. is the leading provider of vulnerability management solutions. The company’s audit and compliance and vulnerability audit software is used by enterprises to quickly and cost-effectively audit, assess, and enforce a consistent level of system security. With hundreds of enterprise customers worldwide, Pedestal Software’s solutions have been chosen by some of the world’s leading banks, financial service providers, insurance organizations, healthcare providers, pharmaceuticals, energy companies, manufacturers and government institutions. Headquartered in Newton, Massachusetts, Pedestal Software is a privately held Corporation. For additional information, visit www.pedestal.com.

Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding Altiris’ expectations with respect to the closing of the transaction, the benefits of the transaction to Altiris and Altiris’ customers, future revenue from the transaction, the extent to which the transaction will be accretive to Altiris, integration and marketing plans relating to Pedestal’s products, the short-term result of the combined technologies, and statements by Gartner regarding the IT security management market. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, but not limited to, the failure of the conditions precedent to the closing of the transaction, the potential that Altiris or its customers may not realize the benefits that Altiris currently expects, the risk that the expected revenue from the transaction is not realized in 2005 or beyond, risks inherent in the integration or combination of complex products or technologies, fluctuations in our future quarterly revenue and operating results, any deterioration of our relationships with HP, Dell, Fujitsu Siemens Computers, Microsoft and other OEMs, VARs, systems integrators, and direct sales channels, our inability to compete effectively in the market, a general downturn in economic conditions, distractions and disruptions in our business and operations as a result of this transaction and other acquisitions, adverse changes in IT spending trends, our failure to expand our distribution channels and customer base, the length and complexity of our product sales cycle, increased competition, difficulties and delays in product development, reduced market acceptance of our products and services, unfavorable litigation results, our failure to continue to meet the sophisticated and changing needs of our customers, risks inherent in doing business internationally, our inability to implement and maintain adequate internal systems and effective internal control over financial reporting, changes in relevant accounting standards and securities laws and regulations, and such other risks as identified in our Annual Report on Form 10-K for the period ended December 31, 2004 as filed with the Securities and Exchange Commission and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward looking statements.

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Altiris is a registered trademark of Altiris, Inc. in the U.S. and in other countries. Patch Management Solution and Security Management Suite are trademarks of Altiris, Inc. The other company names or products mentioned are or may be trademarks of their respective owners.

*	Gartner, Inc., “IT Security and Operational Management Must Converge,” M. Nicolett and J. Girard, Nov. 8, 2004.